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                                                                   Exhibit 10.33





                              OPERATING AGREEMENT

                                       OF

                             SHOWSCAN MALONEY, LLC





                                August 25, 1995
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                              OPERATING AGREEMENT

                            OF SHOWSCAN MALONEY, LLC

         This Operating Agreement ("Agreement") is entered into as of August 25, 1995, by and among SHOWSCAN ATTRACTIONS VENTURE, a California general partnership ("SHOWSCAN"), and MALONEY DEVELOPMENT PARTNERSHIP LTD., a Texas limited partnership ("MALONEY"), as the sole members (SHOWSCAN and MALONEY are referred to herein individually as a "Member" and collectively as the "Members"), all of whom do hereby form a limited liability company pursuant to the Texas Limited Liability Company Act (the "Act"), upon the following terms and conditions:



                                   ARTICLE 1

                                  DEFINITIONS

                 For purposes of this Agreement, the terms set forth in Exhibit "A," when used herein with initial capitalization and not otherwise defined herein, shall have the meanings set forth on Exhibit "A". All other terms used herein with initial capitalization shall have the meanings set forth herein where the terms first are defined.


                                   ARTICLE 2

   FORMATION, OPERATING AGREEMENT, NAME, PRINCIPAL EXECUTIVE OFFICE AND AGENT

         2.1 Creation of Company. The parties hereto form a limited liability company (the "Company") pursuant to the provisions of the Act, and adopt and enter into this Agreement upon the terms and conditions set forth herein. To the extent the rights or obligations of the Members are different by reasons of any provision of this Agreement than they would be in the absence of such provisions, this Agreement, shall, to the extent permitted by the Act, control.

         2.2 Name. The name of the Company shall be SHOWSCAN MALONEY, LLC, a Texas limited liability company. The business of the Company may be




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conducted under any name chosen by the Members, and the Members may, in their sole discretion, by unanimous agreement, at any time and from time to time, change the name of the Company.

         2.3 Principal Office. The principal place of business of the Company shall be located at 245 East Commerce Street, San Antonio, Texas 78205, or at such other place in the State of Texas as the Members may from time to time determine by unanimous agreement.

         2.4 Agent. The name and address of the agent for service of process is MALONEY, 245 East Commerce Street, San Antonio, Texas 78205.


                                   ARTICLE 3

                  PURPOSES, OBJECTIVES AND TERM OF THE COMPANY

         3.1 Term. The Company's term commenced with the filing of its Articles of Organization with the Secretary of State of the State of Texas on September 29, 1995 as document 7014146-22, and shall continue until December 31, 2045, unless terminated or dissolved sooner, in accordance with the provisions of this Agreement.

         3.2 Purpose. The primary purpose of the Company shall be to acquire, own, develop and operate a high definition based SHOWSCAN simulation Theatre (the "Showscan Theatre"), comprised of one twenty four seat, H. D., Intamin Maxi-Motion motion base and seats, to be located on the San Antonio RiverWalk in San Antonio, Texas. In addition, the Company has been formed for the purpose of purchasing, acquiring, holding, owning, maintaining, managing, improving, developing, operating, selling, transferring, conveying, leasing, mortgaging, exchanging or otherwise disposing of or dealing in or with property of every and any nature whatsoever, including without limitation interests in other limited liability companies, partnerships, corporations or other entities and engaging in any lawful act or activity for which a limited liability company may be organized under Texas law and which is related to the primary purpose of the Company. The Company may do and perform everything which may be necessary, advisable, suitable or proper for the carrying out of its purpose and any such business and perform any and all acts in connection with accomplishing any of the purposes set forth in this Section.





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                                   ARTICLE 4

     CAPITAL CONTRIBUTIONS, LLC INTERESTS, PERCENTAGES AND CAPITAL ACCOUNTS

         4.1 Purchase of LLC Interests. The Members shall purchase equal interests ("LLC Interests") in the Company for a Capital Contribution of $1,000, each, in cash. The LLC Interests for each Member shall be 50%. Each LLC Interest, upon payment in full of the purchase price of $1,000, shall, except as described below, be fully paid and nonassessable and no Member shall be required to make further Capital Contributions to the Company. Unless otherwise agreed, the Members agree to contribute to the Company equally such funds as may be required to fund Company operations, as may be determined from time to time by unanimous consent of the Members.

         4.2 Additional Required Capital Contributions. The Members shall make in kind capital contributions as follows:

                 4.2.1 Showscan. SHOWSCAN shall make in-kind capital contributions to the Company of equipment, including motion bases, seats and related mechanical equipment, shipping, installation and pre-show equipment (the "Showscan Equipment"). Such equipment shall be valued at {text redacted} of Showscan's {text redacted} for such equipment, estimated at {text redacted} (the actual price to be determined following installation), which value the parties hereto ascribe to be the fair market value of such capital contribution.

                 4.2.2 Maloney. MALONEY shall make in-kind capital contributions to the Company by constructing the tenant improvements to the premises to be occupied by the Company for the Showscan Theatre at 245 East Commerce Street, San Antonio, Texas 78205 (the "Premises") and contributing {text redacted} and {text redacted} to the Premises for the {text redacted} of
{text redacted} of the Showscan Theatre.   The tenant improvements shall be
valued at their actual direct cost for the goods and services provided, which value the parties hereto ascribe to be the fair market value of such capital contribution. The parties agree that the present value of the minimum guaranteed rent and common area maintenance charges, which the parties agree is {text redacted}, is the fair market value of MALONEY s contribution. Accordingly, to equalize the initial Capital Contributions of the Members, as described in Section 4.2.3 below, it is currently estimated that MALONEY will be required to make a cash Capital Contribution of approximately {text redacted}, which sum MALONEY





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agrees to pay {text redacted} at the time that SHOWSCAN orders the motion bases included in the Showscan Equipment and {text redacted} in accordance with
Section 4.2.3, all of which sums shall be immediately disbursed, as a return of capital, to SHOWSCAN.

                 4.2.3 Equalization of Capital Accounts; Working Capital. Upon the opening of the Showscan Theatres (which shall be the first date of paid public admissions to the Showscan Theatres), the Members shall certify to each other (with documentation) the direct cost of their respective in-kind contributions. Upon acceptance of such cost statements, the Member with the lower in-kind capital contribution shall contribute cash to the Company in an amount equal to fifty percent (50%) of such deficit, which cash will be immediately disbursed to the other Member, as a return of Capital, so as to equalize the capital accounts of the Members. After such equalization of Capital Contributions, the Members shall agree on the working capital needs of the Company and, to the extent necessary make additional, equal, cash contributions to the capital of the Company.

         4.3 Further Contributions, Interest on Capital and Withdrawal of Capital Contributions. There shall be no required capital contributions other than as expressly set forth in this Agreement. No Member shall have the right to make voluntary capital contributions to the Company, other than as expressly set forth in this Agreement, without the prior written consent of the other Member. There shall be no interest payable on any capital contributions made by any Member to the Company. No Member shall have the right or power to (a) withdraw or reduce his contribution to the capital of the Company except as a result of the dissolution of the Company or as otherwise provided by law, or
(b) demand or receive property other than cash in return for his contribution. Except as described herein, no Member shall have priority over any other Member either as to the return of contributions of capital or as to net income, net loss, tax credits, other items or distributions.

         4.4 Capital Accounts. A capital account ("Capital Account") shall be established for each Member, in accordance with the definition contained in Exhibit A. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. To the extent such provisions are inconsistent with such Regulations or are incomplete with respect thereto, Capital Accounts shall be maintained in accordance with such Regulations. In the event a Member, or the holder of an Economic Interest, transfers an LLC Interest in accordance





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with the terms of this Agreement, the transferee shall succeed to the Capital
Account of the transferor to the extent it relates to the transferred LLC Interest.

         4.5 Loans by Members. With the approval of each of the Members, either Member may loan funds to the Company at such terms and rates as the Company may deem reasonable at the time. It is agreed among the Members that any liability of the Company shall be satisfied from Company assets only.

         4.6 No Personal Liability. Members shall not be bound by, or be personally liable for, any judgment of a court, or in any other manner for any of the debts, expenses, liabilities, contracts, leases or obligations of the Company.

         4.7 Liability for Certain Distributions. A Member or Assignee of Record may be obligated to return an improper Distribution received from the Company to the extent that (a) the Member or assignee of record has actual knowledge of the facts indicating the impropriety of the Distribution and (b) immediately after giving effect to such Distribution, all liabilities of the Company, other than liabilities to Members or Assignees of Record on account of their LLC Interest and liabilities as to which recourse of creditors is limited to specified property of the Company, exceed the fair market value of the Company's assets, provided that the fair market value of any property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Company's assets only to the extent that the fair market value of the property exceeds the liability.





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                                   ARTICLE 5

                           MANAGEMENT OF THE COMPANY

         5.1 Time Devoted to the Company. The Members shall devote such time on behalf of the Company as may be necessary to conduct the Company business.

         5.2 Management. SHOWSCAN is hereby appointed as the sole Manager of the Company. SHOWSCAN shall have such rights, duties and powers as are specified in this Agreement, by the Act or conferred upon it by Vote of the Members.

                 5.2.1 Duties of the Manager The Manager is the general manager and chief executive officer of the Company and has, subject to the control of the Members, general supervision, direction, and control of the business of the Company. The Manager shall preside at all meetings of the Members. The Manager shall have the general powers and duties of management typically vested in the office of president of a corporation, and such other powers and duties as may be prescribed by the Members. Until the Members shall have elected more than one Manager, the term "Manager" as used in this Agreement, shall mean the Person who alone has the powers and duties specified in this Section.

                 5.2.2 Subordinate Officers. The Members may appoint a secretary, a chief financial officer, and such other officers of the Company as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement, or as the Members determine.

                 5.2.3 Removal and Resignation. Any Manager or other officer of the Company may be removed, with or without cause, by the Vote of the Members. Any Manager or other officer of the Company may resign at any time without prejudice to any rights of the Company under any contract to which the Manager or other officer of the Company is a party, by giving written notice to the Members, or to the Manager, as applicable. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 5.2.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by a Vote of the Members





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through the appointment of a successor officer who shall hold the office for the unexpired term.

         5.3 Acts Requiring Unanimous Consent. Notwithstanding the foregoing, neither the Manager or any other Member shall have the authority, without the written consent or ratification of all the other Members, to do any of the acts enumerated below:

                 5.3.1 Borrow money in the Company's name in the ordinary course of business for trade credit in an aggregate amount which exceeds $50,000 or for any purposes not in the ordinary course of business;

                 5.3.2 Transfer, hypothecate, compromise or release any Company claim except on payment in full;

                 5.3.3 Except as to operation of the Showscan Theatre in the ordinary course of business, lease, license, hypothecate or otherwise dispose of any Company property, or enter into any contract for any such purpose;

                 5.3.4 Knowingly suffer or cause anything to be done whereby Company property may be seized or attached;

                 5.3.5 Do any act in contravention of, or amend, this Agreement;

                 5.3.6 Do any act which would make it impossible to carry on the ordinary business of the Company;

                 5.3.7  Make an assignment for the benefit of creditors;

                 5.3.8 Contest a judgment against the Company, submit a Company claim to arbitration, commence any legal action on behalf of the Company, settle any arbitration or litigation or confess a judgment against the Company;

                 5.3.9 Possess Company property or assign rights to specific Company property except in the ordinary course of Company business;

                 5.3.10 Enter into any contract for any such purpose containing a payment obligation in excess of an aggregate of $50,000;





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                 5.3.11  Make any expenditures or enter into any agreement
obligating the Company to make any expenditures in excess of an aggregate of $50,000;

                 5.3.12  Loan any Company funds;

                 5.3.13 Guaranty or secure the obligations of any person on behalf of the Company;

                 5.3.14 Employ any employee or independent contractor to perform services for the Company where the aggregate compensation for such person will exceed $50,000;

                 5.3.15 Enter into and execute any agreements on behalf of the Company which are restricted by this Section 5.3, except in accordance with
Section 5.4;

                 5.3.16 Except as provided in Section 6.2 below, make distributions of cash or property from the Company; or

                 5.3.17 Appoint or discharge the Company's independent auditors; provided that Ernst & Young are approved as the Company s independent auditors.

                 Any Member who violates any of the terms, provisions and conditions of this Agreement, in addition to being subject to all remedies, liabilities and obligations which may imposed upon it therefor by law, shall indemnify and save harmless the other Member from any and all claims, losses and liabilities, demands and actions which may arise out of or result from such violation.

         5.4 Documents. All documents of any description, type or kind, to bind the Company, shall require the signature of all Members, except those agreements not restricted by Section 5.3 above which would require only one signature.

         5.5 Company Indemnification. The Company shall indemnify and hold harmless each Member and its employees, agents and assigns, from any loss or damage incurred by them or by the Company in connection with the business of the Company, including costs and reasonable attorneys' fees and any amounts expended in the settlement of any claims or loss or damage, provided that, if such loss or liability arises out of any action or inaction of each Member, the Member must have determined, in good faith, that such course of conduct was in the best interests of the Company and did not constitute negligence or willful misconduct by the Member and,





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provided further, that any such indemnification shall be recoverable only from the assets of the Company and not from the assets of the Members.

         5.6 Availability of Films. SHOWSCAN agrees to make available to the Company, for exhibition at the Showscan Theatre, the full use of its entire current and future library of film software unless SHOWSCAN has entered into a written agreement with respect to future films which prohibits SHOWSCAN from making a particular film available to third parties in general or in particular geographic areas. In exchange for access to SHOWSCAN's film library, the Company will pay to SHOWSCAN film rental ("Film Rental") as described below.

         5.7 Other Projects. Subject to Section 5.11, each Member may, independently or with others, engage in or possess an interest in other business ventures of every nature and description. Subject to Section 5.11, the Members may engage in or have an interest in other business ventures of any kind, including businesses competing directly with the business of the Company, independently or with others. Neither the Company nor any Member shall have by virtue of this Agreement any rights in or to those independent ventures or to be offered the opportunity to participate in those ventures.

         5.8     Compensation.

                 5.8.1 Management Fee. For its services in providing the day-to-day management of the Showscan Theatre, SHOWSCAN shall receive a management fee (the "Management Fee") equal to {text redacted} of the {text redacted} of the Company. The Management Fee shall be payable within thirty
(30) days of the end of each calendar month.

                 5.8.2 Film Rental. In addition to the foregoing, SHOWSCAN shall be entitled to receive Film Rental for the use of SHOWSCAN owned or controlled films, in an amount equal to {text redacted} of the {text redacted} of the Showscan Theatre on the first {text redacted} and {text redacted} of such receipts, and {text redacted} thereafter. Film Rental shall be payable within thirty (30) days of the end of each calendar month.

                 5.8.3 Rent. The Company shall lease the Premises from MALONEY. The lease shall be pursuant to a separate lease agreement which shall provide for the lease of three thousand one hundred twenty-five (3,125) square feet of street level area, all according to terms as may be mutually agreed between the Members in such





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agreement; provided however, that the {text redacted} and {text redacted} shall be contributed to the Company as provided in Section 4.2.2 above.

                 5.8.4 No Other Fees Unless Agreed. Except as may be otherwise agreed upon by the Members, no Member or their Affiliates shall be entitled to any salary or other compensation, however defined, directly or indirectly, from the Company, and shall only be entitled to reimbursement of ordinary and necessary expenses incurred on behalf of the Company.

                 5.8.5 Treatment of Fees. Payment of fees in accordance with this Section to Members or affiliates of Members shall be treated as either an I.R.S. Code Section 707(a) or 707(c) expenditure and not as a Company distribution, and accordingly will be treated as an expense deduction of the Company in arriving at net income and/or net loss. As a result, any such payment of fees will not affect the partners' capital accounts except to the extent that they impact the determination of net income or net loss of the Company.

         5.9 Company Expenses; Reimbursement; Annual Budget. All Company expenses shall, to the extent practical, be billed directly to and be payable by the Company. Each Member or employees of the Company or of a Member may charge the Company and be reimbursed by it for any and all reasonable, ordinary and necessary expenses actually incurred by them in connection with the performance of their responsibilities as a Member of the Company and the operation of the Company's business. At least 90 days before commencement of each fiscal year of the Company, the Members shall unanimously agree upon an administrative budget for the Company and the capital contributions, if any, of the Members required to fund such budget.

         5.10 No Rebates. No rebates or give-ups shall be made either directly or indirectly by the Company to a Member, nor shall any Member or their Affiliates receive any fee, directly or indirectly, from a third party on account of business being conducted with the Company.

         5.11 Exclusivity. SHOWSCAN grants to the Company the exclusive right (except for existing locations) to operate a SHOWSCAN motion simulation Theatre in a {text redacted} of {text redacted}, as depicted on Exhibit B hereof, of the {text redacted} (the "Exclusive Zone"). The Company and Maloney grants to SHOWSCAN the exclusive right to provide any motion simulation systems installed at any location now or hereafter owned or operated by the Company or Maloney in the Exclusive Zone. The





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provisions of this Section 5.11 shall expire and be of no further force or effect upon the termination or expiration of this Agreement.

         5.12 Concessions and Merchandising. Concessions and merchandising revenue generated by the Showscan Theatre shall be included in the gross revenues of the Company.

         5.13 Intellectual Property; Confidentiality. SHOWSCAN and MALONEY expressly recognize and agree that all uses by any party of any patents, trademarks or trade names of any other party shall be subject to the prior express written approval of the party whose patent, trademark or trade name is proposed to be used. This Agreement does not constitute any license or other right to use any patent, trademark or trade name of any party. Any such license for use of Showscan intellectual property in connection with the operation of the Showscan Theatre will be part of a separate license agreement between Showscan Entertainment Inc. and the Company. Each party agrees to treat all non- public information received from any other party during the term of this Agreement on a strictly confidential basis for use only in connection with the operation of the Showscan Theatre and the administration of this Agreement.


                                   ARTICLE 6

                       ALLOCATION OF NET INCOME, NET LOSS
                   TAX CREDITS, OTHER ITEMS AND DISTRIBUTIONS

         6.1 Allocation of Net Income and Net Loss. All Company Net Income and Net Loss shall be allocated on the Company books in the following manner:

                 6.1.1 Allocation of Net Loss. Net Loss shall be allocated in the following manner and order of priority:

                          6.1.1.1  First, Net Loss shall be allocated in the
amount of and in the same manner as Net Income, if any, was previously allocated under subparagraph 6.1.2.2;

                          6.1.1.2  Second, Net Loss shall be allocated among
the Members in proportion to the aggregate Net Capital Contributions made by each Member until each Member has been allocated Net Loss pursuant to this
Section 6.1.1.2 equal to the amount of such Member's Net Capital Contributions.





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                          6.1.1.3  Third, any additional Net Loss shall be
allocated among the Members in proportion to their LLC Interests.

                 The Net Loss allocated pursuant to Sections 6.1.1.2 and
6.1.1.3 hereof shall not exceed the maximum amount of Net Loss that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss pursuant to Sections 6.1.1.2 and 6.1.1.3, the limitation set forth in this Section shall be applied on an LLC Interest Holder basis so as to allocate the maximum permissible Net Loss to each Member under Regulations Section l.704-1(b)(2)(ii)(d).

                 6.1.2 Allocation of Net Income. Net Income shall be allocated in the following manner and order of priority:

                          6.1.2.1  First, to the extent any Net Loss has been
previously allocated among the Members under Section 6.1.1.2 or 6.1.1.3 and has not been previously recouped under this Section 6.1.2.1, Net Income shall be allocated among the Members in the same ratio as the prior Net Loss was allocated. The order of recouping such Net Loss shall be first the Net Loss allocated under Section 6.1.1.3, and then Section 6.1.1.2

                          6.1.2.2  Second, to the Members in the ratio of their
Preferred Returns, if any, until the Member(s) have been allocated an amount of Net Income under this subparagraph 6.1.2.2 equal to the Preferred Return, calculated to the last day of the current accounting period, on the Surplus Contribution of the Member;

                          6.1.2.3  Third, Net Income shall be allocated among
the Members in proportion to their LLC Interests.

         6.2 Definitional Issues Related to Allocation of Income, Gain, Loss, Deduction and Credit. Distributions attributable to a year shall be deemed to occur prior to allocations referable to such year. Each item of Company income, gain, loss, deduction and credit shall be allocated at the end of each fiscal year of the Company among the Members in accordance with their LLC Interests.





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         6.3     Distributions.

                 6.3.1 Required Tax Distributions. For each taxable year in which the Company has a positive taxable income for federal income tax purposes ("Taxable Income"), the Company shall distribute to the Members, in the manner described below, within ninety (90) days of the end of the taxable year, an amount equal to the product of (a) the aggregate amount of Taxable Income for the year and (b) the Combined Tax Rate (the "Tax Distribution"). The Tax Distribution shall be distributed among the Members in proportion to their share of taxable income allocated to each of them for the taxable year. The "Combined Tax Rate" for a given year shall be equal to (a) the greater of the highest corporate federal income tax rate or the highest individual federal tax rate (including any surtax on high income taxpayers) for such year ("Federal Rate") plus (b) the greater of the highest state corporate franchise income tax rate or the sum of (i) the highest individual state income tax rate for such year and (ii) the corporate franchise income tax on Subchapter S Corporations ("State Rate") less (c) an amount equal to the product of (i) the Federal Rate and (ii) the State Rate. For example, if the Federal Rate is 40% and the State Rate is 10%, the Combined Tax Rate is 46% [40% + 10% - (40% x 10%)]. The Tax Distributions to be made under this subparagraph 6.3.1 are mandatory.

                 6.3.2  Definition and Distribution of Excess Cash Flow.

                          6.3.2.1  Excess Cash Flow.  The entire Excess Cash
Flow (as defined below) of the Company during each fiscal year shall be distributed as set forth in Section 6.3.2.2 of this Agreement. The term "Excess Cash Flow" shall mean the amount by which gross cash receipts (not including capital contributions or loans, but including any amounts released from Working Capital (as defined below) of the Company during such fiscal year exceed the aggregate of (a) all costs and expenditures (whether expended or capitalized) paid during such calendar year and the payment of Tax Distributions pursuant to Section 6.3.1 hereof (without deduction of any charge for depreciation, amortization, or other expenses not paid in cash or property), but excluding costs and expenditures paid from capital contributions, loans or Working Capital; (b) the cost of debt servicing, if any, including principal and interest, paid during each fiscal year on loans; and (c) any amount which the Company shall add (except out of capital contributions or loans) to working capital or reserves ("Working Capital").
The Members agree that the Working Capital of the Company shall be an amount determined by the Members, from time to time, to be sufficient to meet the reasonably foreseeable cash operating needs of the Company.





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                          6.3.2.2  Distributions of Excess Cash Flow shall be
distributed in the following order of priority:

                                  6.3.2.2.1  First, to the Members, in the
ratio of their Preferred Return, until the Members have received an aggregate amount pursuant to this Section 6.3.2.2.1 equal to such Preferred Return;

                                  6.3.2.2.2  Second, to the Member with a
Surplus Contribution until such Member has been allocated an amount equal to the Surplus Contribution (i.e. the Capital Contributions of the Members have been equalized);

                                  6.3.2.2.3  Third, to the Members, in the
ratio of their Net Capital Contributions until the Members have received an aggregate amount pursuant to this Section 6.3.2.2.3 equal to such Net Capital Contributions; and

                                  6.3.2.2.4  Thereafter, to the Members in
accordance with their LLC Interests.

         6.4 Residual Allocations. Except as otherwise provided in this Agreement, all items of income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the Fiscal Year.

         6.5 Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocation or distributions described in clauses (4), (5) or
(6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section is intended to constitute a "qualified income offset" within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(d)(3).

         6.6 Minimum Gain Chargeback. If there is a net decrease in Minimum Gain during a Fiscal Year, each Member will be allocated, before any other allocation under this Article, items of income and gain for such Fiscal Year (and if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Member's share of the net decrease in Minimum Gain determined in accordance with Regulations Section 1.704-2(g)(2). This Section is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulations Section 1.704-2(f).





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         6.7     Member Nonrecourse Debt Minimum Gain Chargeback.
Notwithstanding any other provision of this Article, with the sole exception of the preceding Section, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(I)(5), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704- 2(I)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(I)(4). This Section is intended to comply with a minimum gain chargeback requirement of that Section of the Regulations and shall be interpreted consistently therewith.

         6.8 Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(I)(2).

         6.9 Special Allocations. Any special allocations of items of Net Income pursuant to the preceding Sections shall be taken into account in computing subsequent allocations of Net Income pursuant to Section 6.1, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Member pursuant to Section 6.1 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article if such special allocations had not occurred.

         6.10 Fees to Members or Affiliates. Notwithstanding the provisions of Section 6.1, in the event that any fees, interest, or other amounts paid to any Member or any Affiliate thereof pursuant to this Agreement or any other agreement between the Company and any Member or Affiliate thereof providing for the payment of such amount, and deducted by the Company in reliance on Section 707(a) and/or 707(c) of the Code, are disallowed as deductions to the Company on its federal income tax return and are treated as Company distributions, then

                 6.10.1 the Net Income or Net Loss, as the case may be, for the Fiscal Year in which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are treated as Company distributions; and

                 6.10.2 there shall be allocated to the Member to which (or to whose Affiliate) such fees, interest, or other amounts were paid, prior to the allocations pursuant to Section 6.1, an amount of gross income for the Fiscal Year equal to the amount of such fees, interest, or other amounts that are treated as Company distributions.

         6.11 Section 704(c) Allocation. Any item of income, gain, loss, and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company and which is required or permitted to be allocated to such Member for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated to such Member solely for income tax purposes in the manner so required or permitted.

         6.12 Interim Closing of Books. If the interest of a Member in the Company changes during a fiscal year (whether by disposition of less than an entire interest, by entry of new members, or otherwise), or if any Member shall transfer its entire LLC Interest during any taxable year, the allocation of items of income, gain, loss, deduction or credit for that fiscal year shall be adjusted to take into account such Member's varying LLC Interest during that fiscal year using the interim closing of the books method.

         6.13 Compliance With the Treasury Regulations. The provisions of this Article 6 shall be interpreted in accordance with the provisions of
Section 1.704-1(b) of the Treasury Regulations. To the extent that this Agreement is silent as to the treatment of a particular item, or the provisions of this Agreement conflict with the requirements of Section 1.704-1(b) of the Treasury Regulations, such Treasury Regulations shall control.

         6.14 Non-Cash Distributions. Property other than cash distributed by the Company, if any, shall be valued at its fair market value at the time of the distribution.

         6.15 Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b)
is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         6.16 Members' Consent to Distribution and Allocation Methods. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

         6.17 Sale for Cash and Notes. Should the Company's assets be sold for a combination of cash and promissory notes, such promissory notes shall be valued at their principal amount less underlying encumbrances, if any, and pro rata individual portions thereof deemed divided and distributed among the Members as if the Company were dissolved on the date of the sale for purposes of Distributions and allocations thereafter.


                                   ARTICLE 7

                              MEETINGS OF MEMBERS

         7.1 Place of Meetings. Meetings of the Members shall be held at the principal office of the Company, unless some other appropriate and convenient location, either within or without the state where the Articles of Organization were filed, shall be designated for that purpose from time to time by the Manager, if there be one, or if not, a Majority in Interest of the Members.

         7.2 Annual Meetings of Members. An annual meeting of the Members shall be held, each year, within ninety (90) days of the anniversary of the date of this Agreement. At the annual meeting, the Members shall transact such business as may be properly brought before the meeting.

         7.3 Special Meetings. Special meetings of the Members may be called at any time by the Manager, if there be one, or by one or more Members holding in the aggregate more than ten percent (10%) of the LLC Interests.
Upon receipt of a written
request, which request may be mailed or delivered personally to the Manager, if there be one, or if not, then to all of the Members, by any Person entitled to call a special meeting of Members, the Manager, or the Member calling the meeting, as the case may be, shall cause notice to be given to the Members that a meeting will be held at a time requested by the Person or Persons calling the meeting, which time for the meeting shall be not less than ten (10) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the Persons calling the meeting may give notice thereof in the manner provided by this Agreement.

         7.4 Notice of Meetings. Except as provided for in Section 7.3 for special meetings, notice of meetings shall be given to the Members in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notices for regular and special meetings shall be given personally, by mail, or by facsimile, and shall be sent to each Member's last known business address appearing on the books of the Company. Such notice shall be deemed given at the time it is delivered personally, or deposited in the mail, or sent by facsimile. Notice of any meeting of Members shall specify the place, the day and the hour of the meeting, and (a) in case of a special meeting, the general nature of the business to be transacted, or (b) in the case of an annual meeting, those matters which the Manager, if there be one, or if not, the Member transmitting the notice of meeting, at the date of mailing, intends to present for action by the Members.

         7.5 Validation of Members' Meetings. The transactions of a meeting of Members which was not called or noticed pursuant to the provisions of Section 7.3 or 7.4 shall be valid as though transacted at a meeting duly held after regular call and notice, if Members holding in the aggregate fifty-one percent (51%) or more of the LLC Interests are present, and if, either before or after the meeting, each of the Members entitled to vote but not present (whether in person or by proxy, as that term is used in the Act) at the meeting signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of the Company. Attendance shall constitute a waiver of notice, unless objection shall be made.

         7.6 Actions Without a Meeting. Any action which may be taken at any annual or special meeting of Members may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by Members holding in the aggregate the number of votes equal to or greater than the Vote, unless a lesser vote is provided for by this Agreement or the Act; provided, however, that any action which by the terms of this Agreement or by the Act is required to be taken pursuant to a greater vote of the Members may only be taken by a written consent which has been signed by Members holding the requisite number of votes.

         7.7 Quorum and Effect of Vote. Each Member shall have a vote equal to the LLC Interest held by such Member, provided that if, pursuant to the Act or the terms of this Agreement, a Member is not entitled to vote on a specific matter, then such Member's number of votes and LLC Interest shall not be considered for purposes of determining whether a quorum is present, or whether approval by Vote of the Members has been obtained, in respect of such specific matter. Members holding an aggregate of fifty-one percent (51%) or more of the LLC Interests shall constitute a quorum at all meetings of the Members for the transaction of business, and the Vote of Members shall be `required to approve any action, unless a greater vote is required or a lesser vote is provided for by this Agreement or by the Act.


                                   ARTICLE 8

                     RESTRICTIONS ON TRANSFER OR CONVERSION
                   OF LLC INTERESTS; ADMISSION OF NEW MEMBERS

         8.1 Transfer or Assignment of Member's LLC Interest. The LLC Interest of each Member and the Economic Interest of a Person who is not a Member constitutes personal property of the Member or Economic Interest holder. Each Member and each Economic Interest holder has no interest in the assets or property of the Company.

                 8.1.1 A Member's LLC Interest or an Economic Interest may be transferred or assigned only as provided in this Agreement.

                 8.1.2 No transfer, hypothecation, encumbrance or assignment ("Transfer") of a Member's LLC Interest, or any part thereof, in the Company will be valid without the consent of a Majority in Interest of the Members, other than the Member proposing to dispose of its LLC Interest.

                 8.1.3 A Transfer of an Economic Interest may be done without the consent of the other Members. Any holder of an Economic Interest shall have no right to participate in the management of the business and affairs of the Company or to become a Member thereof.

         8.2 Void Transfers. Any Transfer of an LLC Interest which does not satisfy the requirement of Section 8.1.2 shall only effect a Transfer of an Economic Interest, and the transferring Member shall continue to be obligated under each and every provision of this Agreement.

         8.3 Permitted Transfers/Right of First Refusal. A Member may Transfer its LLC Interest to another or substitute another in its place or stead (such assignee or substitute shall be known as a permitted transferee) only to any other Member or to any other person only after (a) obtaining the consent described in Section 8.1.2 above, (b) in the case of a Transfer for consideration, offering such LLC Interests to the Company and the other Members at the same terms and conditions as a bona fide third party offer (the "Right of First Refusal"), and then only in accordance with this Article and (c) in the case of a Transfer for no consideration, offering such LLC Interests to the Company and the other Members at the fair market value of such LLC Interests. The selling Member shall make the Right of First Refusal to the Company in writing. If, within ten (10) days of receipt of the Right of First Refusal, the Company does not notify the selling Member that it intends to acquire such interest then such interest shall be offered to the remaining Members, pari passu, on the same terms and conditions as the Right of First Refusal. If within twenty (20) days of the original notice to the Company of the selling Member's desire to sell, neither the Company nor the Members have purchased the selling Member's LLC Interest, then such selling Member may sell its interest to a third party but only upon such terms and conditions which have previously been offered to the Company and the Members pursuant to this Section 8.3.

         8.4 Prohibition on Assignments Changing Company's Tax Status. Notwithstanding anything to the contrary in this Agreement, in no event shall any transfer of an LLC Interest (including the transfer or assignment of any Economic Interest) be permitted if such transfer is a result of "public trading" as defined in Code Section 7704(b)(1) and (2). Both the Members and the Non-Manager Members shall refuse to recognize any trades that occur as a result of such "public trading" as determined in the sole subjective discretion of the Members, and they shall take such actions as are necessary to assure that such trades are not, in fact, recognized.

         8.5 Admission of New Members. A new Member may be admitted into the Company only upon the consent of a Majority in Interest of the Members.

                 8.5.1 The amount of Capital Contribution which must be made by a new Member shall be determined by the vote of all existing Members.

                 8.5.2 A new Member shall not be deemed admitted into the Company until the Capital Contribution required of such Person shall have been made and such Person has become a party to this Agreement.


                                   ARTICLE 9

                    BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

         9.1 Maintenance of Books and Records. The Company shall cause books and records of the Company to be maintained in accordance with United States generally accepted accounting principles, and shall give reports to the Members in accordance with prudent business practices and the Act. There shall be kept at the principal office of the Company, as well as at the office of record of the Company specified in Section 2.3, if different, all records required to be maintained by the Company pursuant to the Act.

         9.2 Inspection and Audit Rights. Each Member and each holder of an Economic Interest in the Company who is not a Member has the right upon reasonable request, for purposes reasonably related to the interest of that Person, to inspect and copy during normal business hours any of the Company books and records required to be maintained in accordance with this Article. Such right may be exercised by the Person or by that Person's agent or attorney. Any Member may require that the Company issue annual reviewed and/or audited financial statements, all at the Company s expense.

         9.3 Rights of Members and Non-Members. Upon the request of a Member or a holder of an Economic Interest who is not a Member, for purposes reasonably related to the interest of that Person, the Manager, if there be one, or if not, the other Members, shall promptly deliver to the Member or holder of an Economic Interest, at the expense of the Company, a copy of this Agreement and a copy of the information required to be maintained and made available to Members pursuant to the Act.

         9.4 Method of Accounting. All decisions as to accounting elections with respect to the keeping of accounts, books, and records of the Company shall be made by unanimous consent of the Members.

                 The Company shall use the accrual method of accounting ("accrual method") to the extent permissible, and the books and records shall be kept using

United States generally accepted accounting principles applied in a consistent manner by the Company and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

         9.5 Fiscal Year. The fiscal year of the Company shall be the year ending March 31. If the Company shall terminate for any reasons as provided herein, the period commencing on the date following the last day of the fiscal year of the Company next preceding the period in which such termination shall occur and ending on such date of termination shall also be deemed to be a fiscal year of the Company, provided such expenses are included in the administrative budget described in Section 5.9 or are otherwise unanimously approved by the Members.

         9.6 Reports and Tax Returns. The Company accounts and books shall be closed at the end of each fiscal year of the Company. Financial statements and tax returns shall be prepared by the accountants chosen by the Members, and there shall be delivered to the Members, within ninety (90) days of the end of such fiscal year, federal and state income tax informational returns and financial statements of the Company prepared by said accountants.

         9.7 Banking. All funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be determined by the Members. All withdrawals therefrom shall be made upon checks signed on behalf of the Company by the Manager or by such persons as may be authorized by the Manager to sign checks on behalf of the Company.

         9.8 Costs. All reasonable costs, expenses and fees incurred by the Company in maintaining the accounts, books and records of the Company and otherwise carrying out the provisions of this Article shall be Company expenses charged to and paid by the Company.

         9.9 Tax Matters. SHOWSCAN shall be designated as "Tax Matters Partner" (as defined in Code section 6231), to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend LLC funds for professional services and costs associated therewith. In its capacity as "Tax Matters Partner," the designated Person shall oversee the Company tax affairs in the overall best interests of the Company.

                                   ARTICLE 10

                          DISSOLUTION, WINDING UP AND
                           TERMINATION OF THE COMPANY

         10.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

                 10.1.1  When the Term of the Company expires;

                 10.1.2 The written approval by a Majority In Interest of the Members to dissolve the Company;

                 10.1.3 The withdrawal, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the Member's continued membership in the Company, unless the business of the Company is continued by the unanimous vote of all remaining Members within ninety (90) days of the happening of that event.

                 10.1.4 The election by a Member to dissolve the Company after the occurrence of a Deadlock (as hereinafter defined) and after the expiration of the Resolution Notice (as hereinafter defined). As used herein, "Deadlock" shall mean the bona fide inability of all Members to reach unanimous agreement for the sale or license (more than $50,000 consideration) of Company Property or any matter described in Section 5.3 where the aggregate consideration is more than $50,000. In the event of the occurrence of such Deadlock, any Member may deliver written notice ("Resolution Notice") to the other Member stating that if such Deadlock is not resolved to the satisfaction of such Member within fourteen (14) days after the date of the notice, such Member shall after the expiration of such fourteen day period have the power at its option, for a period of five (5) days ("Dissolution Option Period") to cause a dissolution of the Company. Failure of any Member to deliver such Resolution Notice shall prevent such Member from dissolving the Company pursuant to this Section. The withdrawal of any Resolution Notice shall in no way prevent any Member from giving any other Resolution Notice pursuant to this Section, at any time, in connection with any Deadlock and subsequently dissolving the Company. Failure of any Member after the expiration of the Dissolution Option Period to cause the dissolution of the Company shall prevent such Member from dissolving the Company pursuant to this Section until the occurrence of a Deadlock and the delivery of a new Resolution Notice.

         10.2 Statement of Intent to Dissolve. As soon as possible after the occurrence of any of the events specified in Section 10.1 above, the Company shall execute a Statement of Intent to Dissolve in such form as prescribed by the Secretary of State.

         10.3 Conduct of Business. Upon the filing of the Statement of Intent to Dissolve with the Secretary of State, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but the Company's separate existence shall continue until the Articles of Dissolution have been filed with the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         10.4 Distribution of Net Proceeds. The Members shall continue to divide Net Income and Losses and Available Cash Flow during the winding-up period in the same manner and the same priorities as provided for in Article 6. The proceeds from the liquidation of Property shall be applied in the following order:

                 10.4.1 To the payment of creditors, in the order of priority as provided by law, except to Members on account of their contributions;

                 10.4.2 To the payment of loans or advances that may have been made by any of the Members for working capital or other requirements of the Company;

                 10.4.3 To the Members in accordance with the positive balances in their Capital Accounts after adjustments for all allocations of Net Income and Net Loss, until the Capital Accounts have been reduced to zero;

                 10.4.4  To the Members in accordance with their LLC Interests

         Where the distribution pursuant to this Section 10.4 consists both of cash (or cash equivalents) and non-cash assets, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with the most preferred category above. In the case of noncash assets, the distribution values are to be based on the fair market value thereof as determined in good faith by the liquidator, and the shortest maturity portion of such non-cash assets (e.g., notes or other indebtedness) shall, to the extent such non-cash assets are readily divisible, be distributed, in a descending order, to fully satisfy each category above, starting with the most preferred category.

         The foregoing notwithstanding, if, after all allocations for the period through dissolution and termination have been made, any Member shall have a negative balance in its Capital Account, such Member shall not be obligated to restore his negative capital account balance.

         Upon completion of the dissolution and winding up of the Company, the Company shall terminate.

         10.5 Continued Existence. Subject to Section 10.1, the merger, acquisition, bankruptcy, or insolvency of any Member shall not cause the dissolution of the Company but the Company shall continue in existence and the interest of such Member shall be held by its legal representatives, receivers or trustees in bankruptcy or successors in interest as the case may be. In such event, the legal representatives, or receivers or trustees in bankruptcy or successors in interest, as the case may be, of such Member shall be entitled to vote its Company interest and shall be entitled to receive allocations of net income, net losses and cash available for distribution and shall be bound by the same terms and provisions of this Agreement as if it were such Member, including the provisions of this Article.

         10.6 Withdrawal or Admission of a Member. The withdrawal of a Member or an admission of a new Member shall not cause the dissolution of the Company.

                                   ARTICLE 11

                                 MISCELLANEOUS

         11.1 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Members of the same or any other obligations of such Member hereunder.

         11.2 Further Assurances. Each Member hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement and carry on the business contemplated herein.

         11.3 Attorney Fees. If the Company or any Member is a party to any action or proceeding to enforce any of the terms of this Agreement or any action or proceeding in any other way pertaining to Company affairs or this Agreement, the prevailing party in such action or proceeding (as determined by the judge or presiding official therein) shall be entitled to receive from the opposing party or parties the prevailing party's costs and reasonable accountants', experts' and attorneys' fees incurred in prosecuting, defending or appearing in such action or proceeding.

         11.4 Remedies Cumulative. Each right, power and remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise, and the exercise or beginning of the exercise or the forbearance of exercise by any party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers or remedies.

         11.5 Article and Section Headings. The Article and Section headings in no way define, limit, extend or interpret the scope of this Agreement or of any particular Article or Section.

         11.6 Binding. This Agreement shall inure to and bind all the parties, their estates, heirs, successors in interest, personal representatives and permitted assigns.

         11.7 Construction. This Agreement shall be deemed a contract made under and shall be construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, local laws of the state of Texas applicable to contracts fully executed and to be performed therein.

         11.8 Integrated Agreement. This Agreement constitutes the entire Agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations, warranties, statements, promises, information, arrangements and understandings, either oral or written, express or implied with respect to the subject matter hereof all of which are specifically incorporated into this Agreement. No party hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth herein. The parties hereto further acknowledge and agree that in entering into this Agreement they have not in any way relied and will not in any way rely on any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth herein.

         11.9 Arbitration. Any controversy or dispute arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration. Arbitrators will be selected as hereinafter provided.
Arbitration shall be conducted in accordance with the rules existing at the date thereof of the American Arbitration Association. The dispute shall be submitted to three arbitrators, with each party choosing one of the arbitrators, the third to be selected and appointed by the two arbitrators appointed (or the third selected by the American Arbitration Association). Should either party to this Agreement fail to appoint an arbitrator as required by this Section within 30 days after any notification of any demand for arbitration hereunder, the arbitrator appointed by the other party shall be binding and conclusive on both parties to this Agreement (or, such arbitrator shall be chosen by the American Arbitration Association). The meetings of the arbitrators shall be held at such place or places as may be agreed upon by the arbitrators. The cost and expense and fees of the arbitrators shall be borne by the parties hereto equally or may be assessed by the arbitrators, in whole or in part, against either party to this Agreement.

         11.10 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         11.11 Exhibits. Each and every Exhibit attached hereto is incorporated herein by this reference as if set forth in full.

         11.12 Severability. Every provision of this Agreement is severable. If any term or provision hereof is held to be illegal or invalid for any reason by any duly constituted court, agency or tribunal, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         11.13 Notices. All notices, approvals, requests or demands ("Notices") which any party is required or may desire to give to the other hereunder shall be in writing, unless otherwise specified, and shall be addressed to the address provided for herein. All Notices shall be given in one of the following ways: (a) by delivery to the address set forth below for such party; or (b) by mail, registered or certified (return receipt requested), postage prepaid, airmail (if available); or (c) by transmittal by any electronic means whether now known or hereafter developed, including but not limited to, telex, telecopier, or laser transmissions, able to be received by the party intended to receive notice. Each Notice shall, except as herein expressly provided, be conclusively deemed to be effective when received. The addresses of the parties shall be those of which the other party actually receives written Notice and until further notice are:

                 Showscan:        Showscan Entertainment Inc.
                                  3939 Landmark Street
                                  Culver City, CA  90232-2315

                          Attention: Chuck Allen
                          With a copy to: W. Tucker Lemon and Dennis Pope
                          Tel:  310-558-0150
                          Fax:  310-280-0476

                 Maloney:         Maloney Development Partnership, Ltd.
                                  The Maloney Building
                                  239 East Commerce Street
                                  San Antonio, Texas 78205
                                  Tel: 210-226-8888
                                  Fax: 210-222-8477


         11.14 Force Majeure. Notwithstanding any other provision of this Agreement neither party shall be liable to the other in damages or otherwise because of any failure to perform its obligations hereunder, except for any obligation for the payment of money, caused by fire, earthquake, flood, epidemic, catastrophic accident, explosion, casualty, strike, lock-out, riot, civil disturbance, act of public enemy, embargo, war, act of God, by any municipal, state or federal ordinance or law, by any legally constituted authority, whether municipal, state or federal, or by the issuance of any executive or judicial order.

         11.15 Right to Rely upon the Authority of Members. No person dealing with a Member shall be required to determine its authority to make any commitment or undertaking on behalf of the Company, nor to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any asset owned by the Company shall be required to determine the sole and exclusive authority of a Member to sign and deliver on behalf of the Company any instrument of transfer with respect to such asset, or to ensure the proper application or distribution of revenues or proceeds paid or credited in connection therewith.

         11.16  No Right to Withdraw and Waiver of Action for Partition.   No
Member shall be permitted to withdraw from the Company. Each of the Members hereby irrevocably waives, during the term of this Company and during the period of its liquidation following any dissolution, any right that such Member might have to maintain any action for partition with respect to any of the assets of the Company.

         11.17 Rights of Nonrecourse Creditors. No nonrecourse creditor of the Company shall have or acquire, at any time as a result of making any loan or advance, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor limited to the particular asset which is the subject of recourse.

         11.18 Mutual Indemnification. Each Member (in this capacity referred to as "Indemnitor") does hereby and shall at all times indemnify and hold harmless the Company and the other Member and its Affiliates, and all officers, directors, agents, attorneys, and employees of the foregoing (in this capacity individually referred to as an "Indemnitee") from and against any and all costs, claims, charges, recoveries, losses, expenses (including but not limited to attorneys' fees and disbursements), liabilities, damages, judgments, settlements, injunctions, compromises, penalties, decrees or any other loss of any kind or nature whatsoever (all referred to herein as "Loss") which may be made, asserted, maintained or secured against, or suffered by, any Indemnitee caused by or arising out of (a) any breach by Indemnitor of any of its representations, warranties, agreements or undertakings herein, including without limitation any consequential or special damages proximately caused by the foregoing; or (b) any acts prohibited by this Agreement.

         Indemnitees agree to give Indemnitor Notice of any claim, demand or action which is or may be subject to this Section ("Claim") promptly after obtaining knowledge thereof and shall on request make available to Indemnitor all documents relating to the Claim, but failure to give Notice shall not affect the right of any Indemnitee to indemnification herein if the Indemnitee can establish that Indemnitor is not prejudiced by such failure. Promptly upon receipt of such Notice or upon obtaining knowledge of any Claim, Indemnitor agrees to assume the defense of the Claim on behalf of itself and Indemnitees at the sole cost of Indemnitor. Indemnitees or each of them shall have the right to participate in the defense of any Claim through counsel of their choice at their own expense. If Indemnitor fails to promptly assume the defense of any Claim, Indemnitees or any of them may do so and Indemnitor shall promptly reimburse Indemnitees for all costs and expenses (including but not limited to attorneys' fees and disbursements) incurred in connection therewith as such are incurred; in such case, Indemnitees shall not settle or compromise any Claim without the Consent of Indemnitor, such Consent not to be unreasonably withheld. If Indemnitor shall fail to reimburse Indemnitees, then, without waiving their rights otherwise to enforce such reimbursement, the Company shall, on behalf of Indemnitees, have the right to deduct the said amount of such payments, costs and expenses, or any part thereof, from any sums accruing to or for the account of Indemnitor under this Agreement and pay the same to the Indemnitee(s).

         11.19 Counterparts. This Agreement may be executed in counterparts and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding the fact that all the parties are not signatory to the original or the same counterpart.

         11.20 Amendment of Operating Agreement; Amendment of Articles of Organization. This Agreement may be adopted, altered, amended, or repealed and a new operating agreement may be adopted by a Majority In Interest of the Members. Notwithstanding any provision to the contrary in the Articles of Organization or this Agreement, in no event shall the Articles of Organization be amended without the vote of Members representing a Majority In Interest of the Members.

         IN WITNESS WHEREOF, this Agreement is executed by each of the parties hereto as of the day and year first above written.

                                           "SHOWSCAN"

                                           SHOWSCAN ENTERTAINMENT INC.


                                           By: /s/ CHUCK ALLEN
                                              --------------------------
                                               Authorized Officer


                                           "MALONEY"

                                           MALONEY DEVELOPMENT PARTNERSHIP, LTD.


                                           By: /s/ PAT MALONEY, JR.
                                              ---------------------------
                                               Authorized Officer

                                   EXHIBIT A

                                  Definitions


         The following terms used in this Agreement shall (unless expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         A.1 "Act" means the Texas Limited Liability Company Act of the State of Texas, or any corresponding Act or provision or provisions of any succeeding law.

         A.2 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                 A.2.1 increase such Capital Account by any amounts which such Member is obligated to contribute to the Company (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the Company pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                 A.2.2 reduce such Capital Account by the amount of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         A.3 "Affiliate" shall mean with respect to any Person: (a) any Person who directly or indirectly controls or is controlled by or is under common control with such Person; (b) any Person who owns or controls 10% or more of the outstanding voting securities or beneficial interests of such Person; (c) any officer, director, general partner, trustee or person acting in a substantially similar capacity of such Person; and (d) if such Person is an officer, director, Member or trustee of any entity, the entity for which such Person acts in such capacity.

         A.4 "Agreement" means this Operating Agreement of Showscan Maloney, LLC, as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereinafter", "hereto", "hereby" and "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         A.5 "{text redacted}" means, with respect to each Fiscal Year, the total {text redacted} derived by the Company from the {text redacted} of {text redacted} to the

Showscan Theatre. {text redacted} does not include any {text redacted} from {text redacted}, {text redacted}, or any other source.

         A.6 "Articles of Organization" shall mean the instruments, and any amendments thereto, required by law to be executed and filed in the office of the Secretary of State of the State of Texas, and in the appropriate public offices of other states in which the Company may do business, in order to create and preserve the limited liability of the Members provided for in this Agreement and available pursuant to the Act and the applicable laws of other states.

         A.7 "Assignee" shall mean a person who has acquired a beneficial interest in an LLC Interest, but who is neither a Substituted Member nor an Assignee of Record.

         A.8 "Assignee of Record" shall mean a Person who has been assigned the Economic Interest in one or more LLC Interests, or fraction thereof, by a Member pursuant to this Agreement, and whose ownership of the Economic Interest in the assigned LLC Interests (a) has been recorded on the books of the Company and (b) is the subject of a written instrument of assignment, the effective date of which assignment has passed.

         A.9 "Available Cash Flow" means, with respect to any Fiscal Year or other period, the sum of all cash receipts of the Company from any and all sources, less all cash disbursements (including loan repayments, capital improvements and replacements) and a reasonable allowance for Reserves, contingencies and anticipated obligations as determined by the Manager, if there be one, or if not, a Majority in Interest of the Members.

         A.10 "Business Day" shall mean any day other than a Saturday, Sunday or holiday scheduled by law for commercial banking institutions to be open for business in the United States.

         A.11 "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                 A.11.1 to each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Domestic Net Income, Foreign Net Income, and Other Net Income, and the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member;

                 A.11.2 to each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Domestic Net Loss, Foreign Net Loss and Other Net Loss, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

                 A.11.3 in the event all or a portion of an LLC Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; and

                 A.11.4 in determining the amount of any liability for purposes of this Section there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or Members), are computed in order to comply with such Regulations, the Members may make such modification, provided that it is not likely to have any effect on the amounts distributable to any Person pursuant to Section 6.2 hereof.

         A.12 "Capital Contributions" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) as and when actually contributed to the Company with respect to the LLC Interest held by such Member.

         A.13 "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent tax laws.

         A.14 "Company" means the limited liability company created by the filing of the Articles of Organization and pursuant to this Agreement, known as Showscan Maloney, LLC.

         A.15 "Deadlock" shall have the definition assigned to it in Section 10.1.4.

         A.16 "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

         A.17 "Distribution" shall mean any cash or other property distributed to some or all of the Members with respect to their interests in the Company.

         A.18  "Dollars" or "$" shall mean the legal currency of the United
States.

         A.19 "Economic Interest" means a Person's right to share in the Net Income, Net Loss or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as provided in Section 9.4, any right to information concerning the business and affairs of the Company.

         A.20  "Exclusive Zone" shall have the definition assigned to it in
Section 5.11.

         A.21 "Film Rental" means the license fee payable to SHOWSCAN for use of its library of films, which license fee is to be calculated and paid in accordance with Section 5.8.2.

         A.22 "Fiscal Year" means the period of January 1 to and including March 31.

         A.23 "Gross Asset Value" means, with respect to any asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

                 A.23.1 the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

                 A.23.2 the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times: (a) the acquisition of an additional LLC Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an LLC Interest; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(a) and (b) above shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                 A.23.3 the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

                 A.23.4 the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Members determine that an adjustment pursuant to subsection A.23.2 above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

If the Gross Asset value of an asset has been determined or adjusted pursuant to subsection A.23.1, 2 or 3 hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

         A.24 "{text redacted} Receipts" means, with respect to each Fiscal Year, the total {text redacted} derived by the Company from any source, including but not limited to {text redacted}, {text redacted} and {text redacted}.

         A.25 "Interest" means interest on the amount advanced at the rate of ten percent (10%) per annum, calculated from the time of advance until payment in full.

         A.26 "Law" means any present or future statute or ordinance, whether municipal, state, national or territorial, any executive, administrative or judicial regulation, order, judgment or decree, any treaty or international convention, any rule or principle of common law or equity or any requirement, custom or practice with equivalent force of law.

         A.27 "LLC Interest" means an ownership interest in the Company, which includes the Economic Interest, the right to vote or participate in the management of the Company, and the right to information concerning the business and affairs of the Company, as provided in this Agreement and under the Act.

         A.28 "Majority in Interest of the Members," unless otherwise provided in the Agreement, means more than fifty percent (50%) of the interests of the Members in the current profits of the Company.

         A.29 "Management Fee" means the fee payable to SHOWSCAN for providing day-to-day management of the Company, which fee is to be calculated and paid in accordance with Section 5.8.1.

         A.30 "Manager" means, if there is any Non-Manager Member, the Person(s) elected to manage the Company pursuant to this Agreement. At any time that the Members shall have elected to have more than one Manager, all such Persons so elected shall be referred to as the "Managers." If all of the Members are acting as Mangers, as defined in the Act, then any reference to Manger in this Agreement shall apply to any and all of the Members.

         A.31 "Manager Member" means, any Member who has the authority to act as a Manager pursuant to the Act and this Agreement.

         A.32  "Member" means a Person who:

                 A.32.1 Has been admitted to the Company as a member in accordance with the Articles of Organization or this Agreement, or an assignee of an LLC Interest, other than an Economic Interest, who has become a Member pursuant to this Agreement.

                 A.32.2 Has not resigned, withdrawn or been expelled as a Member or, if other than an individual, been dissolved.

Reference to a "Member" shall be to any one of the Members. Reference to an "Initial Member" shall be to any one of the Members.

         A.33 "Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

         A.34 "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the Company, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

         A.35 "Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year of the Company equals the excess (if any) of the net increase (if any) in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears (or is deemed to bear) the economic loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

         A.36 "Minimum Gain" or "LLC Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(d) and 1.704-2(d). For purposes of the Regulations Section 1.704, Company shall mean partnership where the context of such regulation require.

         A.37 "Net Capital Contributions" with respect to a Member is an amount equal to the excess of (a) aggregate Capital Contributions of the Member over (b) the aggregate amount of any liabilities of such Member assumed by the Company in connection with the Capital Contributions or which are secured by any property contributed by such Member to the Company.

         A.38 "Net Income" and "Net Loss" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                 A.38.1 any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this Section shall be added to such taxable income or loss;

                 A.38.2  any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this Section shall be subtracted from such taxable income or loss;

                 A.38.3 in the event the Gross Asset Value of any Company asset is adjusted pursuant to Section A.17.2 or .4 of this Exhibit A, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                 A.38.4 gain or loss from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

                 A.38.5 in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the Depreciation computed in Section A.7, above, of this Exhibit A.

         A.39 "Non-Manager Members" shall mean all Members who are not entitled to be Managers.

         A.40 "Notice" shall mean a written notice served on a party hereto in accordance with the Agreement.

         A.41 "Notice Date" shall mean the date of either party's receipt of a Notice as set forth in the Agreement.

         A.42 "Person" shall mean any entity, corporation, company, association, partnership, joint venture, joint stock company, unincorporated organization, trust, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including governmental agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

         A.43 "Preferred Return" shall mean an amount equal to Interest on the Surplus Contribution of a Member, as such exists from time to time.

         A.44 "Property" means all assets of the Company, both tangible and intangible, or any portion thereof.

         A.45 "Regulations" means the federal income tax regulations promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

         A.46 "Reserves or Working Capital" means funds set aside from Capital Contributions or gross cash revenues as reserves. Such Reserves shall be maintained in amounts reasonably deemed sufficient by the Manager, if there be one, or if not, a Majority in Interest of the Members, for working capital and the payment of taxes, insurance, debt service, repairs, replacements renewals, or other costs or expenses incident to the Business of the Company, or in the alternative, the Dissolution of the Company.

         A.47  "Showscan Equipment" shall have the definition assigned to it in
Section 4.2.1.

         A.48  "Showscan Theatre" shall have the definition assigned to it in
Section 3.2.

         A.49 "Surplus Contribution" shall mean, at any given time, an amount equal to the excess of (a) the aggregate amount of total Capital Contributions of the Member with the greatest aggregate total Capital Contributions over (b) the aggregate amount of total Capital Contributions of the other Member.

         A.50 "Transfer" shall have the definition assigned to it in Section 8.1.2.

         A.51 "Vote" means, except where superseded by another Section of this Agreement, or required by the terms of the Act, Code or applicable Regulations thereunder, all decisions made by the Company shall be approved by fifty-one percent (51%) of the votes of the Members, wherein each Member casts a number of votes equal to the Member's LLC Interest in the Company.

                                   EXHIBIT  B


                                   {REDACTED}